STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

08/07/2026

Work Order Item Number:	W2026080700257-5391946
Filing Number:	20265956732
Filing Type:	Certificate of Correction
Filing Date/Time:	8/6/2026 2:30:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E18761242021-3

Entity Name: Endovia Health Sciences, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
PARACORP INCORPORATED*
318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E18761242021-3
FVAguilar	Filing Number 20265956732
Secretary of State State Of Nevada	Filed On 8/6/2026 2:30:00 PM
	Number of Pages 1

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Best Day Ever Brands, Inc. Entity or Nevada Business Identification Number (NVID): NV20212273382
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: August 5, 2026
4. Description:	Description of inaccuracy or defect: The Certificate of Amendment was erroneously filed and amended Article I by replacing it with the following: The name of the Corporation shall be Best Day Ever Brands, Inc.
5. Correction:	Correction of inaccuracy or defect: Article I is hereby amended by replacing it with the following: The name of the Corporation shall be Endovia Health Sciences, Inc.
6. Signature: (Required)	X Signed by: Brady Cobb 809B9703FE064A2... **Signature** 8/6/2026 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Endovia Health Sciences, Inc.

Nevada Business Identification # NV20212273382
Expiration Date: 11/30/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/07/2026.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202608076880705
You may verify this certificate
online at https://www.nvsilverflume.gov/home